Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$2,333,730
Unrealized Gain (Loss) on Market Value of Commodity Futures	3,593,344
Dividend Income	1,775
Interest Income	616
ETF Transaction Fees	2,100
Total Income (Loss)	$5,931,565

Expenses
General Partner Management Fees	$63,587
Professional Fees	26,939
Brokerage Commissions	9,905
Directors' Fees and insurance	2,443
NYMEX License Fee	1,590
Total Expenses	$104,464
Net Income (Loss)	$5,827,101

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/21	$126,798,509
Additions (100,000 Shares)	3,518,567
Withdrawals (450,000 Shares)	(16,008,658)
Net Income (Loss)	5,827,101

Net Asset Value End of Month	$120,135,519
Net Asset Value Per Share (3,350,000 Shares)	$35.86

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596